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                                                               EXHIBIT 99(a)(2)

                         OPTION EXCHANGE ELECTION FORM

                                EXCHANGED OPTIONS


TO WORLDGATE COMMUNICATIONS, INC.

I hereby elect to exchange the eligible options listed below for replacement options on the terms and conditions set forth in the foregoing WorldGate Communications, Inc. Employee Stock Option Exchange Offer Memorandum, which I have read. THIS ELECTION WILL BECOME IRREVOCABLE AT 5:30 P.M. (PHILADELPHIA
TIME) ON JULY 23, 2001 (OR IF YOU EXTEND THE DEADLINE TO EXCHANGE OPTIONS, BEFORE THE EXTENDED EXPIRATION DATE OF THE OFFER).





GRANT NO.         GRANT DATE                 SHARES COVERED BY EXCHANGED OPTION
--------          -----------                ----------------------------------





Employee Signature: __________________________________

Employee Name (Printed): _____________________________

Date of Election: ___________, 2001



Receipt acknowledged on __________, 2001 by:


______________________________________________________
Name of Authorized WorldGate Representative